EXHIBIT 77-J



                    TEMPLETON GLOBAL INCOME FUND, INC.
                            SHARE REPURCHASE PROGRAM
                             FROM 9/1/00 TO 8/31/01

                                                                                CLOSING
                                                                       COST   MARKET VALUE     NET ASSET       DISCOUNT % OF
                               DATE                                    PER       AS OF        VALUE AS OF        MARKET TO
                             REPURCHASED    SHARES   TRADE COST       SHARE    TRADE DATE      TRADE DATE     NET ASSET VALUE
-------------------------------------------------------------------------------------------------------------------------------
Shares repurchased from
inception to 8/31/01/1/                   7,526,700   $52,098,580

Shares Repurchased during
 the period:
                              11/03/2000   1,000,000    5,962,500   $   5.96    $5.94           $6.83           13%
                              11/06/2000     250,000    1,490,625       5.96     5.94            6.82           13%
                              11/10/2000     800,000    4,782,480       5.98     6.00            6.82           12%
                              11/13/2000     160,000      974,000       6.09     6.13            6.79           10%
                              11/17/2000     461,400    2,894,593       6.27     6.19            6.79            9%
                              11/20/2000      75,000      465,938       6.21     6.19            6.79            9%
                              12/08/2000     511,600    3,139,382       6.14     6.06            6.96           13%
                              12/11/2000     425,700    2,652,622       6.23     6.25            6.94           10%
                                           ----------  -----------
Total shares repurchased
 for current period:                       3,683,700   22,362,139
                                           ----------  ----------
Total shares repurchased
 since inception:                         11,210,400  $74,460,719
                                          ==========  ============


Percentage of shares repurchased since inception of the repurchase program: 9.3%


1. Inception date of repurchase plan is 2/21/1997.